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                                  Exhibit 99(b)


                      Form of proxy for Special Meeting of
                      Shareholders of First-Knox Banc Corp.
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                              FIRST-KNOX BANC CORP.
                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned holder(s) of common shares of First-Knox Banc Corp., an Ohio corporation (the "Company"), hereby constitutes and appoints L. Bruce Levering, Wendell W. McCoy and Richard B. Murray, or any of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held on April 23, 1997, at the Dan Emmett Conference Center, 150 Howard Street, Mount Vernon, Ohio, at 3:30 p.m., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Special Meeting or at any adjournment(s) thereof:

         1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 28, 1996, AS AMENDED BY THE AMENDMENT TO AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 10, 1997, BETWEEN THE COMPANY AND PARK NATIONAL CORPORATION ("PARK") AND APPROVE THE MERGER OF THE COMPANY WITH AND INTO PARK CONTEMPLATED THEREBY (THE "MERGER"). UPON CONSUMMATION OF THE MERGER, EACH OUTSTANDING COMMON SHARE OF THE COMPANY (OTHER THAN COMMON SHARES OWNED DIRECTLY BY PARK, THE
COMPANY OR ANY SUBSIDIARY OF PARK OR THE COMPANY AND COMMON SHARES AS TO WHICH DISSENTERS' RIGHTS ARE PERFECTED) WILL BE CONVERTED INTO THE RIGHT TO RECEIVE A NUMBER OF COMMON SHARES OF PARK EQUAL TO THE EXCHANGE RATIO (AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS WHICH ACCOMPANIES THIS PROXY CARD.)


         / /   FOR                  / /  AGAINST             / /  ABSTAIN


         2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 1.

         WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED FOR PROPOSAL NO. 1. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS AS THE DIRECTORS MAY RECOMMEND.
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         ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE UNDERSIGNED ARE HEREBY
REVOKED. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus for the April 23, 1997 meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 1996.


        [ ]  I PLAN TO ATTEND THE SPECIAL MEETING.


                                           Dated:________________________, 1997


                                           _____________________________________
                                                                    Signature(s)


                                           _____________________________________
                                                                    Signature(s)

                                           Please sign exactly as your name
                                           appears hereon. When common shares
                                           are registered in two names, both
                                           shareholders should sign. When
                                           signing as executor, administrator,
                                           trustee, guardian, attorney or agent,
                                           please give full title as such. If
                                           shareholder is a corporation, please
                                           sign in full corporate name by
                                           President or other authorized
                                           officer. If shareholder is a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person. (Please note any change of
                                           address on this proxy card.)






         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           FIRST-KNOX BANC CORP. PLEASE FILL IN, DATE, SIGN AND RETURN
              THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.